Exhibit 10.36

Dear
ENERGY VAULT SA
Via Pessina 13
6900 Lugano

Bioggio, 26 June 2020 RQ/tc

OBJECT: OUR OFFER OF 22 JUNE 2020 MAPPALE 55 CASTIONE - MEETING WITH YOUR MR GIONATAN CATTANEO

Dear Sirs,

Mr. Cattaneo has told us of your objections to our proposal, particularly with regard to the cost of the warehouse, and we would like to point you out:

It is true that the central part of the shed was used only at the beginning of this year but the entrance of the shed was occupied by your yard and therefore unusable by third parties.

Moreover, since the beginning of your activity we had been requested two well arranged spaces (with lockable doors and windows in major part well arranged), one of them is still used and filled by workbenches ect, while the other one, the long one, is only partially used for your will.

The work of arrangement with the provision also of all the crushed (approx. m3 80/100) and other material were not calculated by us as well as the cost of renting the office and toilet containers (3 containers Chf. 850.00 per month for 8 months).

In addition, we cannot accept any price comparisons between warehouses with regular contract years with space taken when you want and left when you want and only for a few months.

CASTIM SA

Via Industrie 31 - 6934 Bioggio (CH)

Tel ++41 91 604 64 10

Fax ++41 91 604 64 15

E-mail:tigestim@tigestim.com

Conclusion:

We therefore formulate our final proposal for this negotiation.

Provision of covered space and extra land from the start of operations until July 31, 2020 including rental of office containers and toilets (2 + 1 double).

Lump sum CHF.	125'000.00

Rent for additional area of 2'420 sqm (including common area)

Lump sum CHF.	48'400.00

For the period from 31 July to 30 October 2020

3 month total CHF.	12'100.00

As of 1 November 2020 the overall rent will be

CHF./year 252,400.00

If this proposal of ours will be accepted by you, please return to us a copy of this writing countersigned as acceptance and we will forward the request for the partial demolition of the shed.

The amounts of the above-mentioned new contractual conditions and amendments will be due as of 15 December 2020.

We look forward to receiving your feedback.

FOR ACCEPTANCE AND ACKNOWLEDGEMENT OF DEBT EX 82 LEF

ENERGY VAULT SA	CASTIM SA

/s/ Robert Piconi	/s/ Riccardo Quadroni
Riccardo Quadroni

Translated with www.Deepl.com/Translator

CASTIM SA

Via Industrie 31 - 6934 Bioggio (CH)

Tel ++41 91 604 64 10

Fax ++41 91 604 64 15

E-mail:tigestim@tigestim.com